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FORM 1

Articles of Incorporation
The Business Corporations Act

Olive 002
Pre-approved articles
Electronic Filing
15-Feb-2005
Corporations Branch
Saskatchewan Justice

1. **Name of Corporation: 101066354 SASKATCHEWAN LTD.**

2. **The classes and any maximum number of shares that the corporation is authorized to issue.** (If there is to be more than one class of shares indicate all rights attached to each class OR attach a separate sheet indicating the rights attached to each class):

   The attached Schedule "I" is incorporated in this form.

3. **Restrictions, if any, on share transfers:**

   No issued shares of the Corporation shall be transferred unless and until the approval of the Board of Directors of the Corporation is first sought and obtained.

4. **Authorized number of directors (minimum and maximum or fixed):**

   Minimum of One (1); maximum of eight (8)

5. **Restrictions, if any on businesses the corporation may carry on or on powers the corporation may exercise:**

   None

6. **Other provisions, if any:**

   a) The maximum number of shareholders shall be fifty (50);
   b) The securities of the Corporation shall not be offered to the public.

7. Incorporator:

Name: Liberty Pelletier

Date: 15-Feb-2005

SCHEDULE "I"

The classes and any maximum number of shares that the Corporation is authorized to issue:

1. **An unlimited number of Class "A" Shares, the holders of which are entitled:**

(a) **Voting Privileges**: To vote at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and shall be entitled to one vote in respect of each Class "A" share held by them respectively; and

(b) **Liquidation & Dissolution**: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, but subject to the rights, if any, of the holders of the Class "C" shares, the holders of the Class "A" shares shall be entitled to receive, in priority to the holders of any other class of shares of the Corporation, a return of capital to the extent of the stated capital of the Class "A" Shares, and after repayment of capital to the holders of the Class "B" shares, the holders of the Class "A" shares and the holders of the Class "B" shares shall be entitled to share equally, share for share, in all further distribution of the property and assets of the Corporation; and

(c) **Dividend Entitlement**: Subject to the rights, if any, of the holders of the Class "C" shares, to any lawful dividend per Class "A" share at the time the same is declared by the Board of Directors of the Corporation in its sole and absolute discretion.

2. **An unlimited number of Class "B" shares, the holders of which are entitled:**

(a) **Voting Privileges**: The holders of the Class "B" shares shall not be entitled to receive notice of nor to attend meetings of shareholders, except as specifically provided in *The Business Corporations Act* of Saskatchewan, nor shall any voting rights attach to any Class "B" shares so issued (except at meetings of the holders of the Class "B" shares meeting separately as a class);

(b) **Liquidation & Dissolution**: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, but subject to the rights, if any, of the holders of the Class "A" shares and Class "C" shares, the holders of the Class "B" shares shall be entitled to receive a return of capital to the extent of the stated capital of the Class "B" Shares, and thereafter the holders of the Class "B" shares and the holders of the Class "A" shares shall be entitled to share

equally, share for share, in all further distribution of the property and assets of the Corporation; and

(c) **Dividend Entitlement**: Subject to the rights, if any, of the holders of the Class "C" shares, to any lawful dividend per Class "B" share at the time the same is declared by the Board of Directors of the Corporation in its sole and absolute discretion.

3. **An unlimited number of Class "C" shares, the holders of which are entitled**:

(a) **Definitions:** For the purposes of this paragraph 3 the following terms shall have the following meanings:

(i) "**Redemption Price**" with respect to each Class "C" share means $1.00;

(ii) "**Redemption Value**" with respect to each Class "C" share means the Redemption Price, plus any dividends thereon which have been declared but not paid, plus any dividends accruing due thereon pursuant to the provisions of the Articles of the Corporation to the extent the same have not been declared;

(b) **Voting Privileges**: The holders of the Class "C" shares shall not be entitled to receive notice of nor to attend meetings of shareholders, except as specifically provided in *The Business Corporations Act* of Saskatchewan, nor shall any voting rights attach to any Class "C" shares so issued (except at meetings of the holders of the Class "C" shares meeting separately as a class);

(c) **Redemption and/or Retraction**:

(i) Subject to the provisions of *The Business Corporations Act* of Saskatchewan, to have such Class "C" shares redeemed, at the option of the Corporation, at the Redemption Value per Class "C" share with respect to each Class "C" share being so redeemed. Upon the Corporation exercising its option to redeem, the Board of Directors of the Corporation may determine first that all or some portion of the issued and outstanding Class "C" shares shall be redeemed, and, if the redemption is to be of only a portion of the issued and outstanding Class "C" shares of the Corporation, those Class "C" shares which are to be redeemed;

(ii) Subject to the provisions of *The Business Corporations Act* of Saskatchewan, a holder of Class "C" shares of the Corporation may, at its option, by notice in writing to the Corporation, request the Corporation to redeem the whole or any portion of the Class

"C" shares registered in the name of such holder at and for the Redemption Value per Class "C" share with respect to each Class "C" share being so redeemed;

(d) **Dividend Entitlement**: To receive in each fiscal year only those non-cumulative, preferred dividends per share, if any, which the Board of Directors of the Corporation in its sole and absolute discretion may determine to pay thereon, at a rate per share as fixed, from time to time, by the Board of Directors of the Corporation, in its sole and absolute discretion, pro rated with respect to fractional shares.

(e) **Liquidation & Dissolution**: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class "C" shares shall be entitled to receive, in preference and priority to the holders of any other class of shares of the Corporation, to a return of capital in an amount established by reference to the aggregate of the Redemption Value in respect of the Class "C" shares, and thereafter the holders of Class "C" shares shall not participate in any further distribution of the property or assets of the Corporation.

4.

(a) **Definitions:** For the purposes of this paragraph 4, the following term shall have the following meaning:

"Common Shares" means the issued and outstanding Class "A" and Class "B" shares of the Corporation and shall include any other class of shares created and authorized for issuance by the Corporation in accordance with *The Business Corporations Act* of Saskatchewan form time to time from and after the incorporation of the Company, which is entitled to share pro rata with the Class "A" and Class "B" shares of the Corporation in their receipt of the remaining property of the Corporation upon dissolution or liquidation of the Corporation.

(b) For greater certainty, but subject to the rights, if any, of the holders of the Class "C" shares of the Corporation, the "Board of Directors of the Corporation may, at its sole and absolute discretion, declare and/or determine to pay a dividend on any one or more class of Common Shares of the Corporation to the exclusion of any one or more class of Common Shares of the Corporation.

Saskatchewan
Justice

Corporations

101066354
Entity Number

Certificate of Incorporation

THE BUSINESS CORPORATIONS ACT

I certify that

101066354 SASKATCHEWAN LTD.

is this day incorporated under *THE BUSINESS CORPORATIONS ACT* in accordance with the attached Articles.

Given under my hand and seal

this 15th day of February, 2005

Director of Corporations

Saskatchewan
Justice

Corporations

101066354
Entity Number

Certificate of Amendment

THE BUSINESS CORPORATIONS ACT

I certify that

FASTSERVE FOODS INC.

(formerly) 101066354 SASKATCHEWAN LTD.

has amended its Articles in accordance with the attached.

Given under my hand and seal

this 21st day of February, 2005

Director of Corporations